Exhibit 10.5
THIRD AMENDMENT
THIS THIRD AMENDMENT (the “Amendment”) is made and entered into as of the date that is the later of Landlord’s and Tenant’s signature to this Amendment (the “Effective Date’), by and between SWIG 631 FOLSOM, LLC, a Delaware limited liability company, and SIC HOLDINGS, LLC, a Delaware limited liability company (collectively, “Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).
RECITALS
A.Landlord and Tenant are parties to that certain lease dated February 22, 2019 (the “Original Lease”), as amended by that certain First Amendment dated February 21, 2020 (the “First Amendment”), and that certain Second Amendment dated as of March 3, 2021 (the “Second Amendment” and together with the Original Lease and the First Amendment, collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space containing approximately 265,890 rentable square feet (the “Premises”) on the ground, second, third, fourth, fifth, sixth, seventh, eighth, ninth, tenth, eleventh and twelfth floor(s) and rooftop terrace of the building located at 633 Folsom Street, San Francisco, California (the “Building”).
B.The Fitness Center Period (as defined in Section 1.2 of the First Amendment) shall expire on September 30, 2026 (the “Prior Fitness Center Period End Date”), and the parties desire to extend the Fitness Center Period, all on the following terms and conditions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Extension of Fitness Center Period. The Fitness Center Period is hereby extended for a period of twenty-four (24) months and shall expire on September 30, 2028 (the “Extended Fitness Center Period End Date”). That portion of the Fitness Center Period commencing on the date immediately following the Prior Fitness Center Period End Date (i.e., October 1, 2026) (the “Fitness Center Period Extension Date”) and ending on the Extended Fitness Center Period End Date shall be referred to herein as the “Extended Fitness Center Period”.
2.Base Membership Fee. As of the Fitness Center Period Extension Date, the Base Membership Fee (as defined in Section 1.3 of the First Amendment) payable by Tenant for use of the Fitness Center by Fitness Members (as defined in Section 1.2 of the First Amendment) during the Extended Fitness Center Period is the following:

Period	Monthly Base Membership Fee
10/1/2026 – 9/30/2027	$67,574.00
10/1/2027 – 9/30/2028	$69,263.35
Such Base Membership Fee shall be payable by Tenant in accordance with the terms of Section 1.3 of the First Amendment. Notwithstanding anything in the Lease, as amended hereby, to the contrary, so long as Tenant is not in default under the Lease, as amended hereby, beyond any applicable notice and cure periods, Tenant shall be entitled to an abatement of the Base Membership Fee as follows: (i) in the monthly amount of $67,574.00 for the months of October and November of 2026; and (ii) in the monthly amount of $69,263.35 for the months of October and November of 2027 (each period during which Tenant is entitled to receive an abatement of the Base Membership Fee hereunder is hereinafter referred to as a “Rent Abatement Period”). The maximum total amount of the Base Membership Fee abated in accordance with the foregoing

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Exhibit 10.5
shall equal $273,674.70 (the “Abated Base Membership Fee”). If Tenant defaults under the Lease, as amended hereby, beyond applicable notice and cure periods at any time during a Rent Abatement Period and fails to cure such default within any applicable cure period under the Lease, as amended hereby, then Tenant’s right to receive the Abated Base Membership Fee shall toll (and Tenant shall be required to pay the Base Membership Fee in full during such period of any Tenant default) until Tenant has cured, to Landlord’s reasonable satisfaction, such default and at such time Tenant shall be entitled to receive any unapplied portion of the Abated Base Membership Fee until fully applied. Only the Base Membership Fee shall be abated pursuant to this Section, as more particularly described herein, and all other Rent and other costs and charges specified in the Lease (including, without limitation, all Base Monthly Rental, Increased Expenses and Increased Taxes) shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.
3.[Intentionally Omitted]
4.Fitness Center Period Extension. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, Tenant shall have one (1) remaining option to request that the Fitness Center Period be extended through the Expiration Date (i.e., October 31, 2033) pursuant to Section 1.5 of the First Amendment (it being agreed, for the avoidance of doubt, that if Tenant does not timely and validly request such extension in writing in accordance with Section 1.5 of the First Amendment, then the terms of said Section 1.5 regarding Tenant’s obligation to pay the Reimbursement Amount, as defined therein, shall apply, and Tenant's rights to continue using the gas line shall be as set forth in Section 1.1 of the Second Amendment. Accordingly, Section 1.5 of the First Amendment is hereby amended as follows: (i) the reference therein to “for one (1) additional period of sixty (60) months” is hereby deleted in its entirety and replaced with “through October 31, 2033”, and (ii) all references therein to the “Fitness Center Period” are hereby amended to mean and refer to the “Extended Fitness Center Period”.
5.Miscellaneous.
5.1This Amendment, including Exhibit A (Outline and Location of Boardroom) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any additional rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.
5.2Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.
5.3Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
5.4Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

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Exhibit 10.5

5.5At Landlord’s option, this Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guaranty shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.
5.6Paragraph 34.L, Paragraph 34.U, Paragraph 34.W and Paragraph 34.X of the Original Lease are all restated in their entireties as of the Effective Date and shall apply to this Amendment.
5.7Each party to this Lease (the “representing party”) represents and warrants to the other party that this Lease was negotiated in the English language and that, in connection with its trade or business, the representing party negotiates and deals with third parties primarily in the English language. Tenant represents and warrants to Landlord that Tenant (a) does not do business as a restaurant with fewer than ten employees, (b) is not a nonprofit organization with fewer than 20 employees, (c) is not a sole proprietorship or business entity with five or fewer employees (including the owner, whether part-time or full-time), and (d) generally has sufficient access to loans, equity, or other financial capital to enter into this Lease and to conduct its business.
5.8The parties hereto consent and agree that this Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Amendment electronically, and (2) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
5.9Landlord represents that it has received the consent to this Amendment from the holders of all deeds of trust encumbering the Building and shall deliver a copy of such consent to Tenant concurrently with Landlord’s execution of this Amendment.

[signatures on following page]

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Exhibit 10.5

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the Effective Date.

LANDLORD
SWIG 631 FOLSOM, LLC,
a Delaware limited liability company

By: The Swig Company, LLC, a Delaware limited liability company, as Property Manager
TENANT:
ASANA, INC.,
a Delaware corporation

By: /s/ William Sandman        By: /s/ Aziz Megji

Name: William A. Sandman    Name: Aziz Megji

Title:    Executive Vice President and Director of Asset Management
Dated: May 26, 2026

Title: Chief Financial Officer
Dated: May 26, 2026

SIC HOLDINGS, LLC,
a Delaware limited liability company

By: The Swig Company, LLC,
a Delaware limited liability company, as Property Manager
By: /s/ William Sandman

GUARANTOR:

/s/ Dustin Moskovitz
DUSTIN MOSKOVITZ,
an individual

Dated: May 26, 2026

Name: William A. Sandman

Title:    Executive Vice President and Director of Asset Management

Dated: May 26, 2026

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